UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 12, 2012

ATWOOD OCEANICS, INC.

(Exact name of registrant as specified in its charter)

Texas	1-13167	74-1611874
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15835 Park Ten Place Drive
Houston, Texas	77084
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 749-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 12, 2012, Atwood Oceanics, Inc. (the “Company”), upon approval of the board of directors (the “Board”) of the Company, filed a Certificate of Correction (the “Certificate of Correction”) with the Secretary of State of the State of Texas in order to correct an erroneous cross-reference included in Amendment No. 1 to the Amended and Restated Certificate of Formation of the Company filed with the Secretary of State on February 14, 2008. The Certificate of Correction was effective upon filing.

As previously disclosed, effective as of the close of business on November 5, 2012, the Rights Agreement dated effective October 18, 2002 between the Company and Continental Stock Transfer & Trust Company, as rights agent, expired in accordance with its terms. Prior to expiration, the rights agreement provided Atwood common stockholders with the right to purchase shares of Series A Junior Participating Preferred Stock upon the terms and subject to the conditions set forth in the rights agreement. On December 12, 2012, upon approval of the Board, the Company filed a Statement of Resolutions (the “Statement of Resolutions”) with the Secretary of State of the State of Texas for the purpose of deleting the series of shares designated “Series A Junior Participating Preferred Stock” from the Amended and Restated Certificate of Incorporation of the Company. The Statement of Resolutions was effective upon filing.

The summary description of the Certificate of Correction and Statement of Resolutions set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Correction and Statement of Resolutions, which are incorporated herein by reference to Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Certificate of Correction dated December 12, 2012.

3.2	Statement of Resolutions dated December 12, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATWOOD OCEANICS, INC.

By:	/s/ Mark L. Mey
Mark L. Mey
Senior Vice President

Date: December 18, 2012

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